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                                                                     Exhibit 3.2

                           AMENDED AND RESTATED BYLAWS

                                       OF

                                  MEDAIRE, INC.

                                    ARTICLE I

                                     OFFICES

1.   PRINCIPAL OFFICE.

     The principal office of MEDAIRE, INC. (the "CORPORATION") shall be in the City of Reno, County of Washoe, State of Nevada.

2.   OTHER OFFICES.

     The Corporation may also have offices at such other places both within and without the State of Nevada as the Board of Directors (the "BOARD") may from time to time determine or the business of the Corporation may require.

                                   ARTICLE II

                                  STOCKHOLDERS

1.   ANNUAL MEETING.

     The annual meeting of the stockholders shall be held on such date and at such time and place each year as the Board shall determine, for the purpose of electing Directors and for the transaction of such other business as may properly come before the, meeting. If the election of Directors is not held on the day designated by the Board for any annual meeting of the stockholders, or any adjournment thereof, the Board shall cause the election to be held at a special meeting of the stockholders as soon thereafter as convenient.

2.   SPECIAL MEETINGS.

     Special meetings of the stockholders may be called for any purpose or purposes at any time by a majority of the Board, Chairman of the Board, the Chief Executive Officer or the President. Business transacted at any special meeting of stockholders shall be limited to the purposes stated in the notice thereof.

3.   PLACE OF MEETINGS.

     Annual and special meetings of the stockholders may be held at such time and place within or without the State of Nevada as shall be stated in the notice of the meeting, or in a duly executed waiver of notice thereof.

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4.   NOTICE OF MEETING.

     Written notice stating the place, date and hour of the meeting and, in the case of a special meeting, the purpose or purposes for which the meeting is called, shall be delivered to each stockholder of record entitled to vote at such meeting not less than ten (10) nor more than sixty (60) days before the date of the meeting. Notice may be delivered either personally or by first class, certified or registered mail, postage prepaid, and signed by an officer of the Corporation at the direction of the person or persons calling the meeting. If mailed, notice shall be deemed to be delivered when mailed to each of the stockholders at his, her or its address as it appears on the stock transfer books of the Corporation. Delivery of any such notice to any officer of a corporation or association, or to any member of a partnership shall constitute delivery of such notice to such corporation, association or partnership. In the event of the transfer of stock after delivery or mailing of the notice of and prior to the holding of the meeting it shall not be necessary to deliver or mail notice of the meeting to the transferee. Notice need not be given of an adjourned meeting if the time and place thereof are announced at the meeting at which the adjournment is taken, provided that such adjournment is for less than thirty (30) days and further provided that a new record date is not fixed for the adjourned meeting, in either of which events, written notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at such meeting. At any adjourned meeting, any business may be transacted which might have been transacted at the meeting as originally noticed. A written waiver of notice, whether given before or after the meeting to which it relates, shall be equivalent to the giving of notice of such meeting to the stockholder or stockholders signing, such waiver. Attendance of a stockholder at a meeting shall constitute a waiver of notice of such meeting, except when the stockholder attends for the express purpose of objecting to the transaction of any business because the meeting is not lawfully called or convened.

5.   FIXING DATE FOR DETERMINATION OF STOCKHOLDERS RECORD.

     In order that the Corporation may determine the stockholders entitled to notice of and to vote at any meeting of stockholders or any adjournment thereof, or to express consent to corporate action in writing without a meeting, or to receive payment of any dividend or other distribution or allotment of any rights, or to exercise any rights in respect of any other change, conversion or exchange of stock or for the purpose of any other lawful action, the Board may fix in advance a record date, which shall not be more than sixty (60) nor less than ten (10) days prior to the date of such meeting or such action, as the case may be. If the Board has not fixed a record date for determining the stockholders entitled to notice of and to vote at a meeting of stockholders, the record date shall be at close of business on the day next preceding the day on which notice is given, or if notice is waived, at the close of business on the day next preceding the day on which the meeting is held. If the Board has not fixed a record date for determining the stockholders entitled to express consent to corporate action in writing without a meeting, when no prior action by the Board is necessary, the record date shall be the day on which the first written consent is expressed by any stockholder. If the Board has not fixed a record date for determining stockholders for any other purpose, the record date shall be at the close of business on the day on which the Board adopts the resolution relating thereto. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board may fix a new record date for the adjourned meeting. Notwithstanding anything to the contrary in these Bylaws, the signature of any written consent of the stockholders may be delivered via facsimile or photocopy, and shall have the same effect as an original signature.

6.   RECORD OF STOCKHOLDERS.

     The Secretary or other officer having charge of the stock transfer books of the Corporation shall make, or cause to be made, at least ten (10) days before every meeting of stockholders, a complete record of the stockholders entitled to vote at a meeting of stockholders or any adjournment thereof, arranged in


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alphabetical order, with the address of and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten (10) days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or if not so specified, at the place where the meeting is to be held. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof and may be inspected by any stockholder who is present

7.   QUORUM AND MANNER OF ACTING.

     At any meeting of the stockholders, the presence, in person or by proxy, of the holders of a majority of the outstanding stock entitled to vote shall constitute a quorum for the transaction of business except as otherwise provided by the Nevada General Corporation Law or by the Articles of Incorporation. All shares represented and entitled to vote on any single subject matter which may be brought before the meeting shall be counted for quorum purposes. Only those shares entitled to vote on a particular subject matter shall be counted for the purpose of voting on that subject matter. Business may be conducted once a quorum is present and may continue to be conducted until adjournment sine die, notwithstanding the withdrawal or temporary absence of stockholders leaving less than a quorum. Except as otherwise provided in the Nevada General Corporation Law, the Articles of Incorporation or these Bylaws, the affirmative vote of the holders of a majority of the shares of stock then represented at the meeting and entitled to vote thereat shall be the act of the stockholders; provided, however, that if the shares of stock so represented are less than the number required to constitute a quorum, the affirmative vote must be such as would constitute a majority if a quorum were present, except that the affirmative vote of the holders of a majority of the shares of stock then present is sufficient in all cases to adjourn a meeting.

8.   VOTING OF SHARES OF STOCK.

     Each stockholder shall be entitled to one vote or corresponding fraction thereof for each share of stock or fraction thereof standing in his, her or its name on the books of the Corporation on the record date. A stockholder may vote either in person or by valid proxy, as defined in Section 12 of this Article II, executed in writing by the stockholder or by his, her or its duly authorized attorney in fact. Shares of its own stock belonging to the Corporation or to another corporation, if a majority of the shares entitled to vote in the election of directors of such other corporation is held, directly or indirectly, by the Corporation, shall neither be entitled to vote nor counted for quorum purposes; provided, however, that the foregoing shall not limit the right of any corporation to vote stock, including but not limited to its own stock, when held by it in a fiduciary capacity. Shares of stock standing in the name of another corporation may be voted by such officer, agent or proxy as the bylaws of such other corporation may prescribe or, in the absence of such provision, as the Board of such other corporation may determine. Unless demanded by a stockholder present in person or by proxy at any meeting of the stockholders and entitled to vote thereat, or unless so directed by the chairman of the meeting, the vote thereat on any question need not be by ballot. If such demand or direction is made, a vote by ballot shall be taken, and each ballot shall be signed by the stockholder voting, or by his or her proxy, and shall state the number of shares voted.

9.   ORGANIZATION.

     At each meeting of the stockholders, (a) the Chairman of the Board, (b) if he or she is absent therefrom, the Chief Executive Officer, (c) if he or she is absent therefrom, the President, (d) if he or she is absent therefrom, another officer of the Corporation chosen as chairman of such meeting by stockholders holding a majority of the shares present in person or by proxy and entitled to vote thereat, or, (e) if all the officers of the Corporation are absent therefrom, a stockholder of record so chosen, shall act


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as chairman of the meeting and preside thereat. The Secretary, or, if he or she is absent from the meeting or is required pursuant to the provisions of this
Section 9 to act as chairman of such meeting, the person (who shall be an Assistant Secretary, if any and if present) whom the chairman of the meeting shall appoint shall act as secretary of the meeting and keep the minutes thereof.

10.  ORDER OF BUSINESS.

     The order of business at each meeting of the stockholders shall be determined by the chairman of such meeting, but the order of business may be changed by the vote of stockholders holding a majority of the shares present in person or by proxy at such meeting and entitled to vote thereat.

11.  VOTING.

     At all meetings of stockholders, each stockholder entitled to vote thereat shall have the right to vote, in person or by proxy, and shall have, for each share of stock registered in his, her or its name, the number of votes provided by the Articles of Incorporation or these Bylaws in respect of stock of such class. Stockholders shall not have cumulative voting rights with respect to the election of Directors.

12.  VOTING BY PROXY.

     At any meeting of the stockholders, any stockholder may be represented and vote by a proxy or proxies appointed by an instrument in writing. In the event that any such instrument in writing shall designate two (2) or more persons to act as proxies, a majority of such persons present at the meeting, or, if only one shall be present, then that one shall have and may exercise all of the powers conferred by such written instrument upon all of the persons so designated unless the instrument shall otherwise provide. No such proxy shall be valid after the expiration of six (6) months from the date of its execution, unless coupled with an interest, or unless the person executing it specifies therein the length of time for which it is to continue in force, which in no case shall exceed seven (7) years from the date of its execution. Subject to the above, any proxy duly executed is not revoked and continues in full force and effect until an instrument revoking it or a duly executed proxy bearing a later date is filed with the Secretary of the Corporation.

13.  ACTION BY STOCKHOLDERS WITHOUT A MEETING.

     Any action required or permitted to be taken at a meeting of the stockholders may be taken without a meeting without notice and without a vote, if a consent in writing, setting forth the action so taken, is signed by the holders of outstanding stock having not less than the number of votes that would have been necessary to authorize such action at a meeting at which all shares entitled to vote were present and voted. Such written consent shall not be valid unless it is (a) signed by the stockholder, (b) dated, as to the date of such stockholder's signature, and (c) delivered to the Corporation personally or by certified or registered mail, return receipt requested, to the Corporation's principal place of business, principal office in the State of Nevada or officer or agent who has custody of the book in which the minutes of meetings of stockholders are recorded, within sixty (60) days after the earliest date that a stockholder signed the written consent. Prompt notice of the taking of any such action shall be given to any such stockholder entitled to vote who has not so consented in writing. Notwithstanding anything to the contrary in these Bylaws, the signature of any written consent of the stockholders may be delivered via facsimile or photocopy, and shall have the same effect as an original signature.

14.  NOMINATION OF DIRECTORS.


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     Only persons who are nominated in accordance with the following procedures shall be eligible for election as directors. Nomination for election to the Board of the Corporation at a meeting of stockholders may be made by the Board or by any stockholder of the Corporation entitled to vote for the election of directors at such meeting who complies with the notice procedures set forth in this Section 14. Such nominations, other than those made by or on behalf of the Board, shall be made by notice in writing delivered or mailed by first class United States mail, postage prepaid, to the Secretary of the Corporation, and received not less than thirty (30) days nor more than sixty (60) days prior to such meeting; provided, however, that if less than forty-five (45) days' notice or prior public disclosure of the date of the meeting is given or made to stockholders, such nomination shall have been mailed or delivered to the Secretary not later than the close of business on the 10th day following the date on which the notice of the meeting was mailed or public disclosure was made, whichever occurs first. Such notice shall set forth (a) as to each proposed nominee (i) the name, age, business address and, if known, residence address of each such nominee, (ii) the principal occupation or employment of each such nominee, (iii) the number of shares of stock of the Corporation which are beneficially owned by each such nominee, and (iv) any other information concerning the nominee that must be disclosed to as nominees in proxy solicitations pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (including such person's written consent to be named as a nominee and to serve as a director if elected); (b) as to the stockholder giving the notice (i) the name and address, as they appear on the Corporation's books, of such stockholder, and (ii) the class and number or shares of the Corporation which are beneficially owned by such stockholder, and (c) as to the beneficial owner, if any, on whose behalf the nomination is made, (i) the name and address of such person and (ii) the class and number of shares of the Corporation which are beneficially owned by such person.

     The Chairman presiding at a meeting of stockholders may, if the facts warrant, determine and declare to the meeting that a nomination was not made in accordance with the foregoing procedure, and if he should so determine, he shall so declare to the meeting and the defective nomination shall be disregarded.

     Nothing in the foregoing provision shall obligate the Corporation or the Board to include in any proxy statement or other stockholder communication distributed on behalf of the Corporation or the Board information with respect to any nominee for directors submitted by a stockholder.

                                   ARTICLE III

                               BOARD OF DIRECTORS

1.   GENERAL POWERS.

     The business and affairs of the Corporation shall be managed by the Board.

2.   NUMBER, TERM OF OFFICE AND QUALIFICATIONS.

     Subject to the requirements of the Nevada General Corporation Law or the Articles of Incorporation, the Board may from time to time determine the number of Directors. Until the Board shall otherwise determine, the number of Directors shall be that number comprising the initial Board as set forth in the Articles of Incorporation. Each director shall hold office until his or her successor is duly elected or until his or her earlier death or resignation or removal in the manner hereinafter provided. Directors need not be stockholders.

3.   PLACE OF MEETING.


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     The Board may hold its meetings, either within or without the State of
Nevada, at such place or places as it may from time to time by resolution determine or as shall be designated in any notices or waivers of notice thereof. Any such meeting, whether regular or special, may be held by telephone conference or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting in such manner shall constitute presence in person at such meeting. Each person participating in a telephonic meeting shall sign the minutes thereof, which may be signed in counterparts.

4.   ANNUAL MEETINGS.

     As soon as practicable after each annual election of Directors, the Board shall meet for the purpose of organization and the transaction of other business at the place where regular meetings of the Board are held, and no notice of such meeting shall be necessary in order to legally hold the meeting, provided that a quorum is present. If such meeting is not held as provided above, the meeting may be held at such time and place as shall be specified in a notice given as hereinafter provided for a special meeting of the Board, or in the event of waiver of notice as specified in the written waiver of notice.

5.   REGULAR MEETINGS.

     Regular meetings of the Board may be held without notice at such times as the Board shall from time to time by resolution determine.

6.   SPECIAL MEETINGS; NOTICE.

     Special meetings of the Board shall be held, either within or without the State of Nevada, whenever called by the Chairman of the Board, the Chief Executive Officer, the President or a majority of the Directors at the time in office. Notice shall be given, in the manner hereinafter provided, of each such special meeting, which notice shall state the time and place of such meeting, but need not state the purposes thereof. Except as otherwise provided in Section 9 of this Article Ill, notice of each such meeting shall be mailed to each Director, addressed to him or her at his or her residence or usual place of business, at least two (2) days before the day on which such meeting is to be held, or shall be sent addressed to him or her at such place by facsimile, cable, wireless or other form of recorded communication or delivered personally or by telephone not later than the day before the day on which such meeting is to be held. A written waiver of notice, whether given before or after the meeting to which it relates, shall be equivalent to the giving of notice of such meeting to the Director or Directors signing such waiver. Attendance of a Director at a special meeting of the Board shall constitute a waiver of notice of such meeting, except when he or she attends the meeting for the express purpose of objecting to the transaction of any business because the meeting is not lawfully called or convened.

7.   QUORUM AND MANNER OF ACTING.

     A majority of the whole Board shall be present in person at any meeting of the Board in order to constitute a quorum for the transaction of business at such meeting, and except as otherwise specified in the Articles of Incorporation or these Bylaws, and except also as otherwise expressly provided by the Nevada General Corporation Law, the vote of a majority of the Directors present at any such meeting at which a quorum is present shall be the act of the Board. In the absence of a quorum from any such meeting, a majority of the Directors present thereat may adjourn such meeting from time to time to another time or place, without notice other than announcement at the meeting, until a quorum shall be present thereat. The Directors shall act only as a Board and the individual Directors shall have no power as such.


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8.   ORGANIZATION.

     At each meeting of the Board, (a) the Chairman of the Board, (b) if he or she is absent therefrom, the Chief Executive Officer, (c) if he or she is absent therefrom, the President, or, (d) if he or she is absent therefrom, a Director chosen by a majority of the Directors present thereat, shall act as chairman of such meeting and preside thereat. The Secretary, or if he or she is absent, the person (who shall be an Assistant Secretary, if any and if present) whom the chairman of such meeting shall appoint, shall act as Secretary of such meeting and keep the minutes thereof.

9.   ACTION BY DIRECTORS WITHOUT A MEETING.

     Any action required or permitted to be taken at a meeting of the Board may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, is signed by all Directors and such consent is filed with the minutes of the proceedings of the Board. Notwithstanding anything to the contrary in these Bylaws, the signature of any written consent of the directors may be delivered via facsimile or photocopy, and shall have the same effect as an original signature.

10.  RESIGNATIONS.

     Any Director may resign at any time by giving written notice of his or her resignation to the Corporation. Any such resignation shall take effect at the time specified therein, or, if the time when it shall become effective is not specified therein, it shall take effect immediately upon its receipt by the Chairman of the Board, the Chief Executive Officer, the President or the Secretary, and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

11.  REMOVAL OF DIRECTORS.

     Directors may be removed either with or without cause, by the affirmative vote of stockholders representing at least fifty-one percent (51%) of the outstanding stock entitled to vote thereon.

12.  VACANCIES.

     Vacancies and newly created directorships resulting from any increase in the authorized number of Directors elected by all of the stockholders having the right to vote as a single class may be filled by a majority of the Directors then in office, although less than a quorum, or by a sole remaining Director. If at any time, by reason of death or resignation or other cause, the Corporation has no Directors in office, then any officer or stockholder or an executor, administrator, trustee or guardian of a stockholder, may call a special meeting of stockholders for the purpose of filling vacancies in the Board. If one or more Directors shall resign from the Board, effective at a future date, a majority of the Directors then in office, including those who have so resigned, shall have the power to fill such vacancy or vacancies, the vote thereon to take effect when such resignation or resignations shall become effective, and each Director so chosen shall hold office as provided in this section in the filling of other vacancies.

13.  COMPENSATION.

     Unless otherwise expressly provided by resolution adopted by the Board, no Director shall receive any compensation for his or her services as a Director. The Board may at any time and from time to time by resolution provide that the Directors shall be paid a fixed sum for attendance at each meeting of the Board or a stated salary as Director. In addition, the Board may at any time and from time to time by resolution provide that Directors shall be paid their actual expenses, if any, of attendance at each


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meeting of the Board. Nothing in this section shall be construed as precluding any Director from serving the Corporation in any other capacity and receiving compensation therefor, but the Board may by resolution provide that any Director receiving compensation for his or her services to the Corporation in any other capacity shall not receive additional compensation for his or her services as a Director.

                                   ARTICLE IV

                                    OFFICERS

1.   NUMBER.

     The Corporation shall have the following officers: a Chairman of the Board (who shall be a Director), a Chief Executive Officer, a President, a Vice President, a Secretary and a Treasurer. At the discretion of the Board, the Corporation may also have additional Vice Presidents, one or more Assistant Vice Presidents, one or more Assistant Secretaries and one or more Assistant Treasurers. Any two (2) or more offices may be held by the same person.

2.   ELECTION AND TERM OF OFFICE.

     The officers of the Corporation shall be elected annually by the Board. Each such officer shall hold office until his or her successor is duly elected or until his or her earlier death or resignation or removal in the manner hereinafter provided. In the event of a vote in which a majority of the directors shall not be able to act on a question before the Board because of a tie vote, the Chairperson of the meeting shall be entitled to cast one (1) additional vote with respect to the question and such vote and the votes of the other members similarly voting, shall constitute the action of the Board.

3.   AGENTS.

     In addition to the officers mentioned in Section 1 of this Article IV, the Board may appoint such agents as the Board may deem necessary or advisable, each of which agents shall have such authority and perform such duties as are provided in these Bylaws or as the Board may from time to time determine. The Board may delegate to any officer or to any committee the power to appoint or remove any such agents.

4.   REMOVAL.

     Any officer may be removed, with or without cause, at any time by resolution adopted by a majority of the whole Board.

5.   RESIGNATIONS.

     Any officer may resign at any time by giving written notice of his or her resignation to the Board, the Chairman of the Board, the Chief Executive Officer, the President or the Secretary. Any such resignation shall take effect at the times specified therein, or, if the time when it shall become effective is not specified therein, it shall take effect immediately upon its receipt by the Board, the Chairman of the Board, the Chief Executive Officer, the President or the Secretary; and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

6.   VACANCIES.


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     A vacancy in any office due to death, resignation, removal, disqualification or any other cause may be filled for the unexpired portion of the term thereof by the Board.

7.   CHAIRMAN OF THE BOARD.

     The Chairman of the Board, who need not be the Chief Executive Officer or the President, shall preside at all meetings of the stockholders and at all meetings of the Board and shall make a report of the state of the business of the Corporation at each annual meeting of the stockholders, except to the extent the Board determines otherwise. Furthermore, he or she shall have such other powers and perform such other duties as may be delegated to him or her by the Board.

8.   CHIEF EXECUTIVE OFFICER.

     The Chief Executive Officer, who need not be the Chairman of the Board or the President, shall have such powers, authority and duties as ordinarily pertain to such office and shall be responsible for the general active management of the affairs and operations of the Corporation. The Chief Executive Officer's primary responsibilities shall be to conduct the affairs of the Corporation to (a) achieve such objectives as may be established from time to time by the Board and (b) see that all orders and resolutions of the Board are carried into effect. In the absence of the Chairman of the Board, or in the event of his or her death, inability or refusal to act, the Chief Executive Officer shall perform the duties and exercise the powers of, and be subject to all the restrictions upon, the Chairman of the Board. The Chief Executive Officer shall have such other powers and perform such other duties as may be delegated to him or her by the Board.

9.   PRESIDENT.

     The President shall be responsible for the direction and coordination of the activities of the Corporation in accordance with the policies, goals and objectives established by the Chief Executive Officer and the Board. The President shall sign or countersign and deliver in the name of the Corporation all certificates, deeds, mortgages, bonds, contracts or other instruments of the Corporation as authorized by the Board, shall have the right to cause the Corporate seal, if any, to be affixed to any instrument which requires it and shall perform all of the duties and enjoy all the powers which are delegated to him or her by the Board, except in all instances as he or she may delegate such authority and such duties to other officers of the Corporation. In the absence of the Chief Executive Officer, or in the event of his or her death, inability or refusal to act, the President shall perform the duties and exercise the powers of, and be subject to all the restrictions upon, the Chief Executive Officer. The President shall have such other powers and perform such other duties as may be delegated to him or her by the Board.

10.  VICE PRESIDENT.

     The Vice President and any additional Vice Presidents shall have such powers and perform such duties as the Chairman of the Board, the Chief Executive Officer, the President or the Board may from time to time prescribe and shall perform such other duties as may be prescribed by these Bylaws. At the request of the President, or in case of his or her absence or inability to act, the Vice President shall perform the duties of the President and, when so acting, shall have all the powers of, and be subject to all the restrictions upon, the President.

11.  SECRETARY.

     The Secretary shall: (a) record all the proceedings of the meetings of the stockholders, the Board and the Executive Committee, if any, in one or more books kept for that purpose; (b) see that all notices


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are duly given in accordance with the provisions of these Bylaws or as required by law, (c) be the custodian of all contracts, deeds, documents, all other indicia of title to properties owned by the Corporation and of its other corporate records (except accounting records) and of the corporate seal, if any, and affix such seal to all documents the execution of which on behalf of the Corporation under its seal is duly authorized; (d) sign, with the Chairman of the Board, the President or any other officer designated by the Board, certificates for stock of the Corporation; (e) have charge, directly or through the transfer clerk or transfer clerks, transfer agent or transfer agents and registrar or registrars appointed as provided in Section 3 of Article VII of these Bylaws, of the issue, transfer and registration of certificates for stock of the Corporation and of the records thereof, such records to be kept in such manner as to show at any time the amount of the stock of the Corporation issued and outstanding, the manner in which and the time when such stock was paid for, the names, alphabetically arranged, and the addresses of the holders of record thereof, the number of shares held by each, and the time when each became a holder of record; (f) upon request, exhibit or cause to be exhibited at all reasonable times to any Director such records of the issue, transfer and registration of the certificates for stock of the Corporation; (g) see that the books, reports, statements, certificates and all other documents and records required by law are properly kept and filed; and (h) see that the duties prescribed by Section 6 of Article II of these Bylaws are performed. In general, the Secretary shall perform all duties incident to the office of Secretary and such other duties as from time to time may be assigned to him or her by the Chairman of the Board, the Chief Executive Officer, the President or the Board.

12.  TREASURER.

     If required by the Board, the Treasurer shall give a bond for the faithful discharge of his or her duties in such sum and with such surety or sureties as the Board shall determine. The Treasurer shall: (a) have charge and custody of, and be responsible for, all funds, securities, notes and valuable effects of the Corporation; (b) receive and give receipt for monies due and payable to the Corporation from any sources whatsoever, (c) deposit all such monies to the credit of the Corporation or otherwise as the Board, the Chairman of the Board, the Chief Executive Officer or the President shall direct in such banks, trust companies or other depositories as shall be selected in accordance with the provisions of Article VI of these Bylaws; (d) cause such funds to be disbursed by checks or drafts on the authorized depositories of the Corporation signed as provided in Article VI of these Bylaws; (e) be responsible for the accuracy of the amounts of, and cause to be preserved proper vouchers for, all monies so disbursed; (f) have the right to require from time to time reports or statements giving such information as he or she may desire with respect to any and all financial transactions of the Corporation from the officers or agents transacting the same; (g) render to the Chairman of the Board, the Chief Executive Officer, the President or the Board, whenever they, respectively, shall request him or her so to do, an account of the financial condition of the Corporation and of all his or her transactions as Treasurer; and (h) upon request, exhibit or cause to be exhibited at all reasonable times the cash books and other records to the Chairman of the Board, the President or any of the Directors of the Corporation. In general, the Treasurer shall perform all duties incident to the office of Treasurer and such other duties as from time to time may be assigned to him or her by the Chairman of the Board, the Chief Executive Officer, the President or the Board.

13.  ASSISTANT OFFICERS.

     Any persons elected as assistant officers shall assist in the performance of the duties of the designated office and such other duties as shall be assigned to them by any Vice President, the Secretary or the Treasurer, as the case may be, or by the Board, the Chairman of the Board, the Chief Executive Officer or the President.

14.  COMPENSATION.

     The salaries of all officers and agents of the Corporation shall be fixed by the Board or a committee thereof.

                                    ARTICLE V

                                   COMMITTEES

1.   EXECUTIVE COMMITTEE; HOW CONSTITUTED AND POWERS.

     The Board, by resolution adopted by a majority of the whole Board, may designate one or more of the Directors then in office, who shall include the Chairman of the Board, to constitute an Executive Committee, which shall have and may exercise between meetings of the Board all the delegable powers of the Board to the extent not expressly prohibited by the Nevada General Corporation Law or by resolution of the Board. The Board may designate one or more Directors as alternate members of the Committee who may replace any absent or disqualified member at any meeting of the Committee. Each member of the Executive Committee shall continue to be a member thereof only during the pleasure of a majority of the whole Board.

2.   EXECUTIVE COMMITTEE; ORGANIZATION.

     The Chairman of the Board shall act as chairman at all meetings of the Executive Committee and the Secretary shall act as secretary thereof. In case of the absence from any meeting of the Chairman of the Board or the Secretary, the Committee may appoint a chairman or secretary, as the case may be, of the meeting.

3.   EXECUTIVE COMMITTEE; MEETINGS.

     Regular meetings of the Executive Committee may be held without notice on such days and at such places as shall be fixed by resolution adopted by a majority of the Committee and communicated to all its members. Special meetings of the Committee shall be held whenever called by the Chairman of the Board or a majority of the members thereof then in office. Notice of each special meeting of the Committee shall be given in the manner provided in Section 6 of Article III of these Bylaws for special meetings of the Board. Notice of any such meeting of the Executive Committee, however, need not be given to any member of the Committee if waived by him or her in writing or by facsimile, cable, wireless or other form of recorded communication either before or after the meeting, or if he or she is present at such meeting, except when he or she attends for the express purpose of objecting to the transaction of any business because the meeting is not lawfully called or convened. Subject to the provisions of this Article V, the Committee, by resolution adopted by a majority of the whole Committee, shall fix its own rules of procedure and it shall keep a record of its proceedings and report them to the Board at the next regular meeting thereof after such proceedings have been taken. All such proceedings shall be subject to revision or alteration by the Board; provided, however, that third parties shall not be prejudiced by any such revision or alteration.

4.   EXECUTIVE COMMITTEE; QUORUM AND MANNER OF ACTING.

     A majority of the Executive Committee shall constitute a quorum for the transaction of business, and, except as specified in Section 3 of this Article V, the act of a majority of those present at a meeting thereof at which a quorum is present shall be the act of the Committee. The members of the Committee shall act only as a committee, and the individual members shall have no power as such.

5.   OTHER COMMITTEES.

     The Board, by resolution adopted by a majority of the whole Board, may constitute other committees, which shall in each case consist of one or more of the Directors and, at the discretion of the Board, such officers who are not Directors. The Board may designate one or more Directors or officers who are not Directors as alternate members of any committee who may replace any absent or disqualified member at any meeting of the committee. Each such committee shall have and may exercise such powers as the Board may determine and specify in the respective resolutions appointing them; provided, however, that (a) unless all of the members of any committee shall be Directors, such committee shall not have authority to exercise any of the powers of the Board in the management of the business and affairs of the Corporation, and (b) if any committee shall have the power to determine the amounts of the respective fixed salaries of the officers of the Corporation or any of them, such committee shall consist of not less than two (2) members and none of its members shall have any vote in the determination of the amount that shall be paid to him or her as a fixed salary. A majority of all the members of any such committee may fix its rules of procedure, determine its action and fix the time and place of its meetings and specify what notice thereof, if any, shall be given, unless the Board shall otherwise by resolution provide.

6.   COMMITTEE MINUTES.

     The Executive Committee and any other committee shall keep regular minutes of their proceedings and report the same to the Board when required.

7.   ACTION BY COMMITTEES WITHOUT A MEETING.

     Any action required or permitted to be taken at a meeting of the Executive Committee or any other committee of the Board may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, is signed by all members of the committee and such consent is filed with the minutes of the proceedings of the committee.

8.   RESIGNATIONS.

     Any member of the Executive Committee or any other committee may resign therefrom at any time by giving written notice of his or her resignation to the Chairman of the Board, the Chief Executive Officer, the President or the Secretary. Any such resignation shall take effect at the time specified therein, or if the time when it shall become effective is not specified therein, it shall take effect immediately upon its receipt by the Chairman of the Board, the Chief Executive Officer, the President or the Secretary, and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

9.   VACANCIES.

         Any vacancy in the Executive Committee or any other committee shall be filled by the vote of a majority of the whole Board.

10.  COMPENSATION.

     Unless otherwise expressly provided by resolution adopted by the Board, no member of the Executive Committee or any other committee shall receive any compensation for his or her services as a committee member. The Board may at any time and from time to time by resolution provide that committee members shall be paid a fixed sum for attendance at each committee meeting or a stated salary as a committee member. In addition, the Board may at any time and from time to time by resolution provide that such committee members shall be paid their actual expenses, if any, of attendance at each committee meeting. Nothing in this section shall be construed as precluding any committee member from serving the Corporation in any other capacity and receiving compensation therefor, but the Board may by resolution provide that any committee member receiving compensation for his or her services to the Corporation in any other capacity shall not receive additional compensation for his or her services as a committee member.

11.  DISSOLUTION OF COMMITTEES: REMOVAL OF COMMITTEE MEMBERS.

     The Board, by resolution adopted by a majority of the whole Board, may, with or without cause, dissolve the Executive Committee or any other committee, and, with or without cause, remove any member thereof.

                                   ARTICLE VI

                                  MISCELLANEOUS

1.   EXECUTION OF CONTRACTS.

     Except as otherwise required by law or by these Bylaws, any contract or other instrument may be executed and delivered in the name of the Corporation and on its behalf by the Chairman of the Board, the President, or any Vice President. In addition, the Board may authorize any other officer of officers or agent or agents to execute and deliver any contract or other instrument in the name of the Corporation and on its behalf, and such authority may be general or confined to specific instances as the Board may by resolution determine.

2.   ATTESTATION.

     Any Vice President, the Secretary, or any Assistant Secretary may attest the execution of any instrument or document by the Chairman of the Board, the President, or any other duly authorized officer or agent of the Corporation and may affix the corporate seal, if any, in witness thereof, but neither such attestation nor the affixing of a corporate seal shall be requisite to the validity of any such document or instrument

3.   CHECKS, DRAFTS.

     All checks, drafts, orders for the payment of money, bills of lading, warehouse receipts, obligations, bills of exchange and insurance certificates shall be signed or endorsed (except endorsements for collection for the account of the Corporation or for deposit to its credit, which shall be governed by the provisions of Section 4 of this Article VI) by such officer or officers or agent or agents of the Corporation and in such manner as shall from time to time be determined by resolution of the Board.

4.   DEPOSITS.

     All funds of the Corporation not otherwise employed shall be deposited from time to time to the credit of the Corporation or otherwise as the Board, the Chairman of the Board, the Chief Executive Officer or the President shall direct in general or special accounts at such banks, trust companies, savings and loan associations, or other depositories as the Board may select or as may be selected by any officer or officers or agent or agents of the Corporation to whom power in that respect has been delegated by the Board. For the purpose of deposit and for the purpose of collection for the account of the Corporation, checks, drafts and other orders for the payment of money which are payable to the order of the Corporation may be endorsed, assigned and delivered by any officer or agent of the Corporation. The

Board may make such special rules and regulations with respect to such accounts, not inconsistent with the provisions of these Bylaws, as it may deem expedient.

5.   PROXIES IN RESPECT OF STOCK OR OTHER SECURITIES OF OTHER CORPORATIONS.

     Unless otherwise provided by resolution adopted by the Board, the Chairman of the Board, the Chief Executive Officer, the President, or any Vice President may exercise in the name and on behalf of the Corporation the powers and rights which the Corporation may have as the holder of stock or other securities in any other corporation, including without limitation the right to vote or consent with respect to such stock or other securities.

6.   FISCAL YEAR.

     The fiscal year of the Corporation shall be fixed by resolution of the Board, and may thereafter be changed from time to time by action of the Board. Initially, the fiscal year shall begin on January I and end on December 31.

                                   ARTICLE VII

                                      STOCK

1.   CERTIFICATES.

     The shares of the Corporation shall be represented by certificates, provided that the Board of the Corporation may provide by resolution or resolutions that some or all of any or all classes or series of its stock shall be uncertificated shares. Any such resolution shall not apply to shares represented by a certificate until such certificate is surrendered to the Corporation. Notwithstanding the adoption of such a resolution by the Board, every holder of stock represented by certificates and upon request every holder of uncertified shares shall be entitled to have a certificate signed by, or in the name of the Corporation by the Chairman of the Board, the President, or a Vice-President and by the Secretary or an Assistant Secretary of the Corporation representing the number of shares registered in certificate form. The signatures of such officers upon such certificate may be facsimiles if the certificate is manually signed by a transfer agent or registered by a registrar, other than the Corporation itself or one of its employees. If any officer who has signed or whose facsimile signature has been placed upon a certificate has ceased for any reason to be such officer prior to issuance of the certificate, the certificate may be issued with the same effect as if that person were such officer at the date of issue. All certificates for stock of the Corporation shall be consecutively numbered, shall state the number of shares represented thereby and shall otherwise be in such form as shall be determined by the Board, subject to such requirements as are imposed by the Nevada General Corporation Law. The names and addresses of the persons to whom the shares represented by certificates are issued shall be entered on the stock transfer books of the Corporation, together with the number of shares and the date of issue, and in the case of cancellation, the date of cancellation. Certificates surrendered to the Corporation for transfer shall be canceled, and no new certificate shall be issued in exchange for such shares until the original certificate has been canceled; except that in the case of a lost, stolen, destroyed or mutilated certificate, a new certificate may be issued therefor upon such terms and indemnity to the Corporation as the Board may prescribe.

2.   TRANSFER OF STOCK.

     Transfers of shares of stock of the Corporation shall be made only on the stock transfer books of the Corporation by the holder of record thereof or by his or her legal representative or attorney in fact, who shall furnish proper evidence of authority to transfer to the Secretary, or a transfer clerk or a transfer agent, and upon surrender of the certificate or certificates for such shares properly endorsed and payment of all taxes thereon. The person in whose name shares of stock stand on the books of the Corporation shall be deemed the owner thereof for all purposes as regards the Corporation.

3.   REGULATIONS.

     The Board may make such rules and regulations as it may deem expedient, not inconsistent with these Bylaws, concerning the issue, transfer and registration of certificates for stock or uncertificated shares of the Corporation. The Board may appoint, or authorize any officer or officers or any committee to appoint, one or more transfer clerks or one or more transfer agents and one or more registrars, and may require all certificates for stock to bear the signature or signatures of any of them.

4.   LOST CERTIFICATES.

     The Board may direct a new certificate or certificates or uncertificated shares to be issued in place of any certificate or certificates theretofore issued by the Corporation alleged to have been lost or destroyed, upon the making of an affidavit of the fact by the person claiming the certificate of stock to be lost or destroyed. When authorizing such issue of a new certificate or certificates or uncertificated shares, the Board may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost or destroyed certificate or certificates, or his legal representative, to advertise the same in such manner as it shall require and/or give the Corporation a bond in such sum as it may direct as indemnity against any claim that may be made against the Corporation with respect to the certificate or certificates alleged to have been lost or destroyed.

5.   REGISTERED STOCKHOLDERS.

     The Corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends, and to vote as such owner, and hold liable for calls and assessments a person registered on its books as the owner of shares, and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of Nevada.

                                  ARTICLE VIII

                                    DIVIDENDS

     The Board may from time to time declare, and the Corporation may pay, dividends on its outstanding shares of stock in the manner and upon the terms and conditions provided in the Nevada General Corporation Law.

                                   ARTICLE IX

                                      SEAL

     A corporate seal shall not be requisite to the validity of any instrument executed by or on behalf of the Corporation. Nevertheless, if in any instance a corporate seal is used, the same shall be in the form of a circle and shall bear the full name of the Corporation and the year and state of incorporation, or words and figures of similar import.

                                    ARTICLE X

                    INDEMNIFICATION OF DIRECTORS AND OFFICERS

1.   GENERAL.

     The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation) by reason of the fact that he is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with the action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, does not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the Corporation, and that, with respect to any criminal action or proceeding, he had reasonable cause to believe that his conduct was unlawful.

2.   DERIVATIVE ACTIONS.

     The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including amounts paid in settlement and attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of the action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged by a court of competent jurisdiction after exhaustion of all appeals therefrom to be liable to the Corporation or for amounts paid in settlement to the Corporation unless and only to the extent that the court in which such action or suit was brought or other court of competent jurisdiction shall determine upon application that, in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for such expenses which the court shall deem proper.

3.   INDEMNIFICATION IN CERTAIN CASES.

     To the extent that a director, officer, employee or agent of the Corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in Sections 1 and 2 of this Article X, or in defense of any claim, issue or matter therein, he or she shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith.

4.   PROCEDURE.

     Any indemnification under Sections 1 and 2 of this Article X (unless ordered by a court or advanced pursuant to Section 5 of this Article X) shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances. Such determination shall be made (a) by the Board by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceeding, or (b) if such a quorum is not obtainable, or, even if obtainable a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or (c) by the stockholders.

5.   ADVANCES FOR EXPENSES.

     Expenses incurred by a director, officer, employee, or agent of the Corporation in defending a civil or criminal action, suit or proceeding shall be paid by the Corporation as they are incurred and in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of the director, officer, employee or agent to repay the amount if it shall be ultimately determined by a court of competent jurisdiction that he is not entitled to be indemnified by the Corporation as authorized in this
Article X.

6.   RIGHTS NOT-EXCLUSIVE.

     The indemnification and advancement of expenses authorized in or ordered by a court pursuant to the other Sections of this Article X shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any law, bylaw, agreement, vote of stockholders or disinterested directors or otherwise, for either an action in his official capacity or an action in another capacity while holding such office, except that indemnification, unless ordered by a court pursuant to
Section 2 of this Article X or for advancement of expenses made pursuant to
Section 5 of this Article X, may not be made to or on behalf of any director or officer if a final adjudication establishes that his acts or omissions involved intentional misconduct, fraud or a knowing violation of the law and was material to the cause of action.

7.   INSURANCE.

     The Corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and liability and expenses incurred by him in any such capacity, or arising out of his status as such, whether or not the Corporation would have the power to indemnify him against such liability under the provisions of this Article X.

8.   DEFINITION OF CORPORATION.

     For the purposes of this Article X, references to "the Corporation" include, in addition to the resulting corporation, all constituent corporations (including any constituent of a constituent) absorbed in consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, employees and agents so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under the provisions of this Article X with respect to the resulting or surviving corporation as he or she would have with respect to such constituent corporation if its separate existence had continued.

9.   OTHER DEFINITIONS.

     For purposes of this Article X, references to "other enterprises" shall include employee benefit plans; references to "fines" shall include any excise taxes assessed on a person with respect to an employee benefit plan; and references to "serving at the request of the Corporation" shall include any service as a director, officer, employee or agent of the Corporation which imposes duties on, or involves services by, such director, officer, employee, or agent with respect to an employee benefit plan, its participants, or beneficiaries; and a person who acted in good faith and in a manner he reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner "not opposed to the best interests of the Corporation" as referred to in this Article X.

10.  CONTINUATION OF RIGHTS.

     The indemnification and advancement of expenses provided by, or granted pursuant to this Article X shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such person. No amendment to or repeal of this Article X shall apply to or have any effect on, the rights of any director, officer, employee or agent under this Article X which rights come into existence by virtue of acts or omissions of such director, officer, employee or agent occurring prior to such amendment or repeal.

                                   ARTICLE XI

                                   AMENDMENTS

     Subject to Article XII, these Bylaws may be repealed, altered or amended by the affirmative vote of the holders of a majority of the stock issued and outstanding and entitled to vote at any meeting of stockholders or by resolution duly adopted by the affirmative vote of not less than a majority of the Directors in office at any annual or regular meeting of the Board or at any special meeting of the Board if notice of the proposed repeal, alteration or amendment be contained in the notice of such special meeting, provided, however, that an affirmative vote of sixty-six and two-thirds percent (66 2/3%) of the stock issued and outstanding and entitled to vote thereon is required to repeal, alter or amend Section 14 of Article II or Article X.

                                   ARTICLE XII

                          COMPLIANCE WITH LISTING RULES

For so long as the Corporation is Listed, the following rules apply:

     (a) Notwithstanding anything contained in these Bylaws, if the Listing Rules prohibit an act being done, the act shall not be done.

     (b) Nothing contained in these Bylaws prevents an act being done that the Listing Rules require to be done.

     (c) If the Listing Rules require an act to be done or not to be done, authority is given for that act to be done or not to be done (as the case may be).

     (d) If the Listing Rules require these Bylaws to contain a provision and they do not contain such a provision, these Bylaws are deemed to contain that provision.

     (e) If the Listing Rules require these Bylaws not to contain a provision and they contain such a provision, these Bylaws are deemed not to contain that provision.

     (f) If any provision of these Bylaws is or becomes inconsistent with the Listing Rules, these Bylaws are deemed not to contain that provision to the extent of the inconsistency.

For the purposes of this Article XII:

     "ASX" means Australian Stock Exchange Limited;

     "LISTED" means admitted to the Official List of ASX; and

     "LISTING RULES" means the Listing Rules of ASX and any other rules of ASX which are applicable while the Corporation is Listed, each as amended or replaced from time to time, except to the extent of any express written waiver by ASX.

                                   CERTIFICATE

     The undersigned, the duly elected and acting Secretary of MEDAIRE, INC., a Nevada corporation, does hereby certify that the foregoing Bylaws constitute the Bylaws of the Corporation as adopted by the Board of Directors on the 23rd day of August, 2005.

     DATED this 23 day of August, 2005.

                                        /s/ Michelle M. Hanson
                                        ----------------------------------------
                                        Michelle M. Hanson
                                        Secretary


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